Exhibit 99.1

NEWS RELEASE

For further information contact:

Kerry J. Chauvin	Robin A. Seibert
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

APRIL 14, 2008

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA — (BUSINESS WIRE) –– April 14, 2008—Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2008 first quarter earnings after the market close on Wednesday, April 23, 2008.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, April 24, 2008, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended March 31, 2008.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.888.791.4316

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending May 8, 2008 by dialing:

Phone Number:	1.888.203.1112

Replay Passcode:	2145557

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms (“TLPs”)), “SPARs, FPSOs”, piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLPs, SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.